Exhibit 8.1

July 7, 2004

Monroe Bancorp
210 East Kirkwood Avenue
Bloomington, Indiana  47408

         Re: Monroe Bancorp's June 11, 2004 Dividend Reinvestment and Common Stock Purchase Plan (the "Dividend Reinvestment and Common Stock Purchase Plan") / Registration Statement on Form S-3 for 300,000 Shares of Common

         We have acted as tax counsel to Monroe Bancorp, an Indiana bank holding corporation (the "Registrant"), in connection with the proposed offering of 300,000 shares of its common stock to its shareholders in accordance with the proposed Dividend Reinvestment and Common Stock Purchase Plan. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of additional shares of the Registrant's common stock to its shareholders in accordance with the Dividend Reinvestment and Common Stock Purchase Plan. This advice relating to the proposed issuance of additional shares of the Registrant's common stock to its shareholders in accordance with the Dividend Reinvestment and Common Stock Purchase Plan is set forth under the heading "Federal Income Tax Information" in the Prospectus, which is a part of the Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 (the "Act"). Such advice does not purport to discuss all possible federal, state, local or foreign tax consequences of the proposed offering of the Dividend Reinvestment and Common Stock Purchase Plan.

         We hereby consent to the use of our name under the caption "Federal Income Tax Information" in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of
Section 11 of the Act or that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ KREIG DEVALUT LLP

                                            KRIEG DEVAULT LLP